Exhibit 99.2

Inverness Medical Innovations, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Combined Statements of Operations

On March 16, 2005, we acquired Ischemia Technologies, Inc. (“Ischemia”) and on March 31, 2005, we acquired Binax, Inc. (“Binax). The following unaudited pro forma condensed combined statements of operations are presented for illustrative purposes only and do not purport to be indicative of the results of operations for future periods or the results that actually would have been realized had Inverness, Binax, and Ischemia been a consolidated company during the specified periods. Both acquisitions were completed as of March 31, 2005. As a result, their related balance sheets have been reflected in our March 31, 2005 balance sheet included in our Form 10-Q/A filed with the SEC on August 26, 2005. Accordingly, we have not included a pro forma balance sheet in this Form 8-K/A.

The unaudited pro forma condensed combined financial statements are based on the respective audited and unaudited historical consolidated financial statements and the notes thereto of Inverness, Binax and Ischemia after giving effect to each of the acquisitions, as discussed in Note 1, using the purchase method of accounting and assumptions and adjustments described below and in the notes of the unaudited pro forma condensed combined financial statements.  Actual operating results of Binax and Ischemia are included in Inverness’ historical financial results only from the respective dates of the acquisitions.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2004 and three months ended March 31, 2005 assume that the acquisition of Binax and Ischemia, as discussed in Note 1, occurred on January 1, 2004.

The pro forma adjustments are based upon available information and certain assumptions as described in the notes to the unaudited pro forma condensed combined financial statements that management of Inverness believes are reasonable in the circumstances.

The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of Inverness included in its Annual Report on Form 10-K/A, for the year ended December 31, 2004, as well as its Quarterly Report on Form 10-Q/A, for the quarter ended March 31, 2005 both of which were filed with the Securities and Exchange Commission on August 26, 2005.

Inverness Medical Innovations, Inc. and Subsidiaries

Unaudited Pro forma Condensed Combined Statements of Operations

For the three months ended March 31, 2005

(in 000s, except per share amounts)

	Pro forma Adjustments
	Inverness	Ischemia Historical	Ischemia Adjustments		Adjusted Ischemia	Binax Historical	Binax Adjustments		Adjusted Binax	Pro forma Combined Company

Net product sales	$89,699	$116	$—		$116	$9,640	$—		$9,640	$99,455
Research and license revenues	2,221	—	—		—	74	—		74	2,295
Net revenues	91,920	116			116	9,714			9,714	101,750
Cost of sales	59,731	13	83	(a)	96	2,608	(368)	(d)	2,240	62,067
Gross profit	32,189	103	(83)		20	7,106	368		7,474	39,683

Operating expenses:
Research and development	7,232	328	423	(a)	751	1,010	83	(e)	1,093	9,076
Sales and marketing	17,030	565	—		565	1,088	179	(e)	1,267	18,862
General and administrative	14,115	558	—		558	617	—		617	15,290
Total operating expenses	38,377	1,451	423		1,874	2,715	262		2,977	43,228
Operating income	(6,188)	(1,348)	(506)		(1,854)	4,391	106		4,497	(3,545)
Interest and other income (expense), net	(101)	(82)	33	(b)	(49)	(2)	(125)	(f)	(127)	(277)
(Loss) income before income taxes	(6,289)	(1,430)	(473)		(1,903)	4,389	(19)		4,370	(3,822)
Income tax provision (benefit)	1,513	—	—		—	1,756	(1,756)		—	1,513
Net (loss) income	$(7,802)	$(1,430)	$(473)		$(1,903)	$2,633	$1,737		$4,370	$(5,335)

Non-cash amortization of discounts and dividends on preferred stock	—	—	—		—	—	—		—	—
Net (loss) income available to common stockholders - basic and diluted	$(7,802)	$(1,430)	$(473)		$(1,903)	$2,633	$1,737		$4,370	$(5,335)

Net (loss) income per common share:
Basic and diluted	$(0.37)									$(0.23)

Weighted average shares - basic and diluted	20,942		710	(c)			1,406	(h)		23,058

Inverness Medical Innovations, Inc. and Subsidiaries

Unaudited Pro forma Condensed Combined Statements of Operations

For the year ended December 31, 2004

(in 000s, except per share amounts)

	Pro forma Adjustments
	Inverness	Ischemia Historical	Ischemia Adjustments		Adjusted Ischemia	Binax Historical	Binax Adjustments		Adjusted Binax	Pro forma Combined Company

Net product sales	$365,432	$536	$—		$536	$21,339	$—		$21,339	$387,307
Research and license revenues	8,559	—	—		—	579	—		579	9,138
Net revenues	373,991	536	—		536	21,918	—		21,918	396,445
Cost of sales	226,987	87	333	(a)	420	8,182	(1,389	)(d)	6,793	234,200
Gross profit	147,004	449	(333)		116	13,736	1,389		15,125	162,245

Operating expenses:
Research and development	31,954	1,044	1,692	(a)	2,736	2,795	333	(e)	3,128	37,818
Sales and marketing	57,957	1,796	—		1,796	3,674	714	(e)	4,388	64,141
General and administrative	52,707	2,861	—		2,861	2,537	—		2,537	58,105
Total operating expenses	142,618	5,701	1,692		7,393	9,006	1,047		10,053	160,064
Operating income	4,386	(5,252)	(2,025)		(7,277)	4,730	342		5,072	2,181
Interest and other income (expense), net	(18,707)	(239)	15	(b)	(224)	(19)	(501	)(f)	(520)	(19,451)
(Loss) income before income taxes	(14,321)	(5,491)	(2,010)		(7,501)	4,711	(159)		4,552	(17,270)
Income tax provision (benefit)	2,275	—	—		—	1,645	(1,645	)(g)	—	2,275
Net (loss) income	$(16,596)	$(5,491)	$(2,010)		$(7,501)	$3,066	$1,486		$4,552	$(19,545)

Non-cash amortization of discounts and dividends on preferred stock	(749)	—	—		—	—	—		—	(749)
Net (loss) income available to common stockholders - basic and diluted	$(17,345)	$(5,491)	$(2,010)		$(7,501)	$3,066	$1,486		$4,552	$(20,294)

Net (loss) income per common share:
Basic and diluted	$(0.87)									$(0.91)

Weighted average shares - basic and diluted	19,969		864	(c)			1,422	(h)		22,255

Inverness Medical Innovations, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1.          Basis of Presentation and Purchase Prices

Included in the accompanying unaudited pro forma condensed combined financial statements are the historical results of Inverness and the following entities and businesses, as defined below, which Inverness has acquired since January 1, 2004:

•      Ischemia

•      Binax

On March 16, 2005, we acquired all of the stock of Ischemia.  The preliminary aggregate purchase price of Ischemia was $27.2 million, which consists of 968,000 shares of Inverness common stock with an aggregate fair value of $22.7 million, estimated exit costs of $1.7 million to be accounted for in accordance with Emerging Issues Task Force (“EITF”) Issue No. 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, estimated direct acquisition costs of $2.3 million and assumed liabilities estimated at $0.5 million.

The aggregate purchase price was preliminarily allocated to the assets acquired and liabilities assumed at the date of acquisition as follows:

(in thousands)
Cash and cash equivalents	$115
Accounts receivable	58
Inventories	40
Other assets	99
Property, plant and equipment	469
Goodwill	12,400
Core technology and patents	24,000
Accounts payable and accrued expenses	(377)
Deferred tax liability	(9,600)
$27,204

On March 31, 2005, we acquired all of the stock of Binax. The preliminary aggregate purchase price was $44.7 million which consisted of $9.0 million in cash, 1.4 million shares of our common stock with an aggregate fair value of $35.2 million and $0.5 million in estimated direct acquisition costs. The terms of the acquisition agreement also provide for $11.0 million of contingent cash consideration payable to the Binax shareholders upon the successful completion of certain new product developments during the next five years. This contingent consideration will be accounted for as an increase in the aggregate purchase price and goodwill, if and when, the contingency is met.

The aggregate purchase price was preliminarily allocated to the assets acquired and liabilities assumed at the date of acquisition as follows:

(in thousands)
Cash and cash equivalents	$1,556
Accounts receivable	5,264
Inventories	2,548
Other assets	984
Property, plant and equipment	2,421
Goodwill	25,178
Core technology and intangible assets	15,000
Accounts payable and accrued expenses	(2,300)
Deferred tax liability	(6,000)
$44,651

In connection with the purchase price allocation as it relates to Binax and Ischemia, management of Inverness believes that the acquired intangible assets include trademarks, customer relationships and core technology and patents.  The value allocated to goodwill is assigned an indefinite life pursuant to Statement of Financial Accounting Standard (“SFAS”) No. 142, Goodwill and Other Intangible Assets.  The above values for the assets acquired and liabilities assumed are based on preliminary management estimates due to the timing of the acquisition. Final purchase price allocation may differ from the above. Management is also in the process of determining the final useful lives of the core technology and intangible assets as listed above.

Note 2.          Pro Forma Adjustments

The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined financial statements:

a.               Reflects amortization of the estimated value assigned to core technology and patents of Ischemia, as discussed in Note 1. Such technology and patents are being amortized over their estimated useful lives which range from six to thirteen years.

b.               Represents interest expense on $4.0 million of debt incurred by Inverness to fund the cash portion of the acquisition, reduced by Ischemia’s historical interest expense on debt that was paid by Inverness at the acquisition date.

c.               Represents adjustment to the historical number of basic weighted average Inverness shares outstanding giving effect to the issuance of shares of Inverness common stock (excluding those shares to be held in escrow) as part of the consideration to acquire Ischemia, as if such transaction occurred on January 1, 2004.

d.               Represents adjustments to Binax royalties paid on technology licenses held by Binax based on royalty payments due considering licenses held by Inverness.

e.               Reflects amortization expense of the estimated value assigned to core technology and customer relationships as discussed in Note 1, which intangible assets Inverness acquired in connection with the acquisition of Binax.  No amortization expense was recorded on acquired goodwill in accordance with SFAS No. 142.  The fair values of acquired intangible assets in connection with the acquisition of Binax and the respective useful lives are as follows:

	Fair Value*	Life*
	(in thousands)
Core technology	$5,000	15 years
Customer relaionships	5,000	7 years
Trademarks	5,000	Indefinite
Goodwill	25,178	Indefinite
Total intangibles	$40,178

* Fair values and useful lives of the Binax intangible assets are based on management estimates.

f.                 Represents interest expense on $9.4 million of debt incurred by Inverness to fund the cash portion of the acquisition, reduced by Binax’s historical interest expense on debt that was prepaid by Inverness at the acquisition date.

g.              Represents estimated income taxes on a combined pro forma basis to include Binax and Ischemia.

h.              Represents adjustment to the historical number of weighted average Inverness shares outstanding giving effect to the issuance of shares of Binax common stock as part of the proposed consideration to acquire Binax, as if such transaction occurred on January 1, 2004.

Note 3.          Pro Forma Net Income Per Share

For the year ended December 31, 2004 and three months ended March 31, 2005, the unaudited pro forma combined company basic and diluted net income per share amounts are calculated based on the weighted average number of Inverness common shares outstanding prior to the respective acquisitions plus the adjustments to such shares giving effect to the Inverness common shares issued upon the closings of the respective acquisitions, as if such transactions occurred on January 1, 2004.  Common stock equivalents resulting from the assumed exercise of Inverness’s stock options or warrants are not included in the pro forma combined company diluted net income per share calculation for the year ended December 31, 2004 and the three months ended March 31, 2005, because inclusion thereof, together with the add back of interest and dividends, would be antidilutive.